Exhibit 4.9

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (the “Agreement”) is dated as of this 12th day of November, 2014, by and among (i) AMAG Pharmaceuticals, Inc., a Delaware corporation, and any successor corporation (the “Company”) and (ii) the persons identified on the signature pages hereto and each person who shall subsequent to the date hereof join in and become a party to this Agreement pursuant to Section 11 and Section 12 (collectively, the “Stockholders,” and each individually, a “Stockholder”).

WHEREAS, the Company, Snowbird, Inc., a Delaware corporation that is a wholly-owned subsidiary of the Company (“Merger Sub”), Lumara Health Inc. (“Lumara”), and the stockholders’ representative designated therein are simultaneously entering into a certain Agreement and Plan of Merger, dated as of September 27, 2014 (the “Merger Agreement”), whereby Merger Sub has agreed to merge with and into Lumara (the “Merger”), and the Company has agreed to issue its common stock to the Stockholders as partial consideration for the Merger;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholders hereby covenant and agree with each other as follows:

1.              Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” shall mean the Company’s Common Stock, and any other common equity securities issued by the Company, and any other stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such stock or otherwise in connection with a combination of stock, recapitalization, merger, consolidation or other corporate reorganization).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Registrable Securities” shall mean the shares of Common Stock issued to the Stockholders pursuant to the Merger Agreement (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that any particular Registrable Securities will cease to be Registrable Securities when (a) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (b) such Registrable Securities have been sold pursuant to Rule 144 promulgated under the Securities Act, or (c) such Registrable Securities are no longer outstanding.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

All other capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement unless otherwise indicated.

2.              Form S-3.

During the term of this Agreement, the Company shall use commercially reasonable efforts to qualify and remain qualified to register securities pursuant to a registration statement covering the resale of the Registrable Securities on Form S-3 (or any successor form) under the Securities Act.  A Stockholder or Stockholders holding Registrable Securities anticipated to either (x) have an aggregate sale price (net of any underwriting discounts and commissions, if any) in excess of $5,000,000 in the aggregate or (y) represent in the aggregate at least 7.5% of the Registrable Securities shall have the right to require the Company to file registration statements, including a shelf registration statement, and if the Company is a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, an automatic shelf registration statement, on Form S-3 or any successor form under the Securities Act covering all or any part of their Registrable Securities, by delivering a written request therefor to the Company.  Such request shall state the number of Registrable Securities to be disposed of and the intended method of disposition of such securities by such holder or holders.  The Company shall give notice to all other holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section 2 and such holders of Registrable Securities shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration.  The Company shall use commercially reasonable efforts to effect promptly (but in no event later than sixty (60) days after receipt of the applicable demand request) the registration of all securities on Form S-3 (or a comparable successor form) to the extent requested by such holders.  The Company shall use its reasonable best efforts to cause any such registration statement to be declared effective by the Commission as promptly as practicable after such filing.  The Company shall use commercially reasonable efforts to keep such registration statement effective until the earlier of one hundred eighty (180) days or until such holders have completed the distribution described in such registration statement.  The Company shall not be obligated to enter into any underwriting agreement for the sale of any of the Registrable Securities.

3.              Piggyback Registration.

If the Company at any time proposes to register for its own account or the account of others any of its Common Stock under the Securities Act for sale to the public (except with respect to registration statements on Forms S-4 or S-8 (or another comparable form not available for registering the Registrable Securities for sale to the public)), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so.  Upon the written request of any of such holders of the Registrable Securities, given within twenty (20) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 3, use commercially reasonable efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount which can be offered without materially adversely affecting the offering, the Company may reduce the amount offered for the accounts of the Selling Stockholders (including such holders of Registrable Securities) to a number deemed satisfactory by such managing underwriter; provided further, that any securities to be excluded shall be determined in the following order of priority: (i) securities held by any Persons not having any such contractual, incidental registration rights, (ii) securities held by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement, and (iii) the Registrable Securities sought to be included by the holders thereof as determined on a pro rata basis (based upon the aggregate number of Registrable Securities requested for inclusion by such holders or on such other basis as shall be mutually agreed to by all such holders).  If, as a result of the proration provisions set forth above, any Stockholder shall not be entitled to include all requested Registrable Securities in such public offering that such Stockholder has requested to be included, such Stockholder may elect to withdraw his, her or its request to include Registrable Securities in such registration.

4.              Registration Procedures.  If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of its securities under the Securities Act, the Company will:

(a)                                 use commercially reasonable efforts to diligently prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use commercially reasonable efforts to cause such registration statement to become and remain effective as required under this Agreement;

(b)                                 use commercially reasonable efforts to diligently prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until each selling holder has completed the distribution described in such registration statement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

(c)                                  furnish to each selling holder, a copy of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder, which documents (other than those incorporated by reference) will be subject to the review of such selling holder and their counsel; provided, that a selling holder’s review of such documents shall be limited solely to ensuring the accuracy of any information regarding such selling holder included therein;

(d)                                 respond as promptly as possible to any comments received from the Commission with respect to each registration statement or any amendment thereto and as promptly as possible provide the selling holders true and complete copies of all correspondence from and to the Commission relating to the registration statement;

(e)                                  use commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each selling holder shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, provided that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(f)                                   immediately notify each selling holder of Registrable Securities and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)                                  use reasonable best efforts to obtain the withdrawal of (i) any order suspending the effectiveness of a registration statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

(h)                                 if requested by the managing underwriter or underwriters (if any), any selling holder, promptly incorporate in a prospectus supplement or post effective amendment such information as such Person requests to be included therein, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post effective amendment;

(i)                                     furnish to each holder including Registrable Securities to be sold and its counsel, without charge, at least one conformed copy of each registration statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission;

(j)                                    promptly deliver to each holder including Registrable Securities to be sold and its counsel, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request;

(k)                                 cooperate with the selling holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a registration statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or such selling holders may request at least two (2) Business Days prior to any sale of Registrable Securities pursuant to such registration statement;

(l)                                     make available executive officers of the Company for participation in a reasonable number of “road show” and other investor presentations requested by the selling holders, their counsel and any managing underwriters, if any;

(m)                             use commercially reasonable efforts to otherwise facilitate the public offering of the securities;

(n)                                 cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the Common Stock of the Company is then listed or quoted;

(o)                                 otherwise to comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions);

(p)                                 otherwise cooperate with the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any securities under this Agreement; and

(q)                                 during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

5.              Expenses.  All expenses incurred by the Company in effecting the registrations provided for in Sections 2 and 3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by the Company.

6.              Indemnification.

(a)         The Company shall indemnify and hold harmless each Stockholder that is a selling holder of Registrable Securities (including its partners (including partners of partners and shareholders of such partners)), each underwriter (as defined in the Securities Act), and managers, directors, officers, employees and agents of any of them, and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) such seller, underwriter or participating Person (individually and collectively, the “Indemnified Person”) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (collectively, the “liability”), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with any offering, including but not limited to, any free writing prospectus used by the Company, the underwriters or the Stockholders, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration, or (iv) any information provided by the Company or at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading.  Except as otherwise provided in Section 6(d), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability.  Notwithstanding the foregoing, the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, free writing prospectus, or other information,  in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein.  The rights of an Indemnified Person pursuant to this Section 6(a) shall apply regardless of any investigation made by or on behalf of such Indemnified Person and shall survive transfer of such securities by such Indemnified Person.

(b)         Each Stockholder holding any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors, managers, and officers, each underwriter and each other Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or such underwriter (individually and collectively also the “Indemnified Person”), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which securities were registered under the Securities Act at the request of such selling Stockholder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with such offering, including but not limited to, any free writing prospectus used by the Company, the underwriters, or the Stockholders, (ii) any omission or alleged omission by such selling Stockholder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any information provided at the instruction of such Selling Stockholder to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading, in the case of (i), (ii) and (iii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, free writing prospectus, or other information, in reliance upon and in conformity with information furnished in writing to the Company by such selling Stockholder specifically for use therein.  Such selling Stockholder shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that in no event shall the liability of any Stockholder for indemnification under this Section 6 in its capacity as a seller of Registrable Securities exceed the amount equal to the net proceeds to such Stockholder of the securities sold in any such registration.

(c)          Indemnification similar to that specified in Sections 6(a) and (b) shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(d)         In the event the Company, any selling holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 6(a), (b) or (c) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action with counsel reasonably satisfactory to the Indemnified Person.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying Person and the Indemnified Person and the Indemnified Person shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual differing interests between them.

(e)          If the indemnification provided for in this Section 6 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any liabilities referred to therein, then each indemnifying Person under this Section 6, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying Person, on the one hand, and the Indemnified Person, on the other hand, from the offering of Registrable Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying Person, on the one hand, and the Indemnified Person, on the other hand, in connection with the statements or omissions which resulted in such liabilities.  The relative benefits received by the Company, the Stockholders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, the Stockholders, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Stockholders or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph.  In no event, however, shall a Stockholder be required to contribute under this Section 6(e) in excess of the lesser of (i) that proportion of the total of such liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Stockholder or (ii) the net proceeds received by such Stockholder from its sale of Registrable Securities under such registration statement.  No Person found guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(f)           The amount paid by an indemnifying Person or payable to an Indemnified Person as a result of the liabilities referred to in this Section 6 shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred.  The indemnification and contribution provided for in this Section 6 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.  No indemnifying Person, in the defense of any such claim or litigation, shall enter into a consent or entry of any judgment or enter into a settlement without the consent of the Indemnified Person, which consent will not be unreasonably withheld or delayed.

(g)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

7.              Compliance with Rule 144.  The Company will use commercially reasonable efforts to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities and to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules) for the sale of Registrable Securities by the holders thereof.  The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules).

8.              Amendments.  The provisions of this Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least fifty percent (50%) of the Registrable Securities; provided that in the case of any amendment or waiver which materially and adversely affects any holder of Registrable Securities differently from any other such holder (other than due to any difference in the number of Registrable Securities owned by any such holder), the written consent of such holder shall also be required.  For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.

9.              Postponement.  The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company’s Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company (a “Black Out Period”).  Upon notice of the existence of a Black Out Period from the Company to any Stockholder or Stockholders with respect to any registration statement already effective, such Stockholder or Stockholders shall refrain from selling their Registrable Securities under such registration statement until such Black Out Period has ended; provided, however, that the Company shall not impose a Black Out Period more than once during any period of twelve (12) consecutive months and in no event shall such Black Out Period exceed sixty (60) days; provided, further that the Company shall not register any securities for its own account or that of any other stockholder during the Black Out Period.

10.       [INTENTIONALLY OMITTED].

11.       Post-Closing Lock-Up.  Each Stockholder agrees not to directly or indirectly offer, sell, contract to sell or grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Registrable Securities held by it for a period (the “Lock-Up Period”), not to exceed (i) with respect to fifty percent (50%) of the Registrable Securities held by such Stockholder, ninety (90) days following the Closing Date (as defined in the Merger Agreement), and (ii) with respect to the remaining fifty percent (50%) of the Registrable Securities held by such Stockholder, one hundred eighty (180) days following the Closing Date (as defined in the Merger Agreement); provided that nothing in this Section 11 shall limit any Stockholder’s ability to exercise registration rights pursuant to Section 2 or Section 3.  The applicable restrictions on sales of Registrable Securities pursuant to the preceding sentence shall continue to applicable during a Lock-Up Period, notwithstanding any exercise of registration rights by a Stockholder during such Lock-Up Period and notwithstanding any registration statement becoming effective during such Lock-Up Period.  Each Stockholder agrees that the Company may impose stop-transfer instructions with respect to such Stockholder’s Registrable Securities until the end of the periods specified in this Section 11, and hereby consents to comply with the terms of such stop-transfer instructions.  The foregoing restrictions shall not apply to (1) bona fide gifts by such Stockholder, (2) the surrender or forfeiture of Registrable Securities to the Company to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards, (3) transfers of Registrable Securities which are otherwise permitted under this Agreement to an immediate family member or a trust for the benefit of such Stockholder or an immediate family member or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held exclusively by such Stockholder and/or one or more immediate family members of such Stockholder in a transaction not involving a disposition for value, (4) transfers of Registrable Securities to an immediate family member upon death by will or intestate succession, (5) securities transferred in compliance with this Agreement to one or more Affiliates of such Stockholder and distributions of securities to partners, members or stockholders of such Stockholder, (6) transactions relating to securities acquired in open market transactions after the Closing Date, and (7) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of Registrable Securities during the applicable lock-up period and no public announcement or filing under the Exchange Act is made by or on behalf of such Stockholder or the Company regarding the establishment of such plan; provided that in the case of a transfer or distribution pursuant to the preceding clauses (1), (3), (4) or (5), each resulting transferee or recipient, as the case may be, of the Registrable Securities executes and delivers to the Company an agreement satisfactory to the Company certifying that such transferee is bound by the terms of this Agreement.

12.       Joinder of Stockholders; Transferability of Registration Rights.  Any Fully Diluted Common Holder who does not sign this Agreement on the date hereof may join onto this Agreement after the date hereof by signing an Instrument of Accession in the form of Exhibit A hereto.  The registration rights set forth in this Agreement are transferable to each transferee of Registrable Securities.  Each subsequent holder of Registrable Securities must sign an Instrument of Accession in the form of Exhibit A hereto in order to acquire the rights granted pursuant to this Agreement.

13.       Damages.  The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

14.       Termination of Registration Rights. The right of any Stockholder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2 or 3 shall terminate on the date upon which all Registrable Securities are freely tradeable under Rule 144 under the Securities Act (or any comparable successor rules).  The rights, obligations and restrictions of any Stockholder hereunder and of the Company with respect to such Stockholder, other than those contained in Section 6 and Section 11, shall terminate as soon as all of the Registrable Securities held by such Stockholder are freely tradable under Rule 144 under the Securities Act.

15.       Miscellaneous.

(a)                                 Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be personally delivered, mailed (by first class registered or certified mail, postage prepaid), or sent by reputable delivery service or courier or facsimile transmission to the applicable party at the addresses and facsimile numbers indicated below:

If to the Company:

AMAG Pharmaceuticals, Inc.

1100 Winter Street

Waltham, MA 02451

Attention:  General Counsel

With a copy to:

Latham & Watkins LLP
John Hancock Tower, 27th Floor
200 Clarendon Street
Boston, Massachusetts 02116

Attention: Johan Brigham and Julie Scallen

Telecopy No.:  (617) 948 6001

If to a Stockholder:

At such Person’s address for notice as set forth in the books and records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a).  All such notices, requests, demands and other communications shall be deemed to have been delivered and received (i) when delivered personally to the recipient, (ii) upon transmission by facsimile if received during normal business hours of the recipient and, if not, the next Business Day after transmission, as evidenced by confirmation of transmission from the sender’s facsimile machine or (iii) on the date of delivery set forth in the applicable proof of delivery if sent by reputable delivery service or courier.

(b)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to conflict of laws principles thereof.

(c)                                  WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(c).

(d)                                 Counterparts.  This Agreement may be executed in two or more facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)                                  Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(f)                                   Integration.  This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement among the parties with respect to the subject matter.

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights and Lock-Up Agreement to be duly executed as of the date first set forth above.

COMPANY:

AMAG PHARMACEUTICALS, INC.

By:
Name:
Title:

Signature Page to Registration Rights and Lock-Up Agreement

STOCKHOLDERS:

By:
Name:
Title:

Address For Notice:

Signature Page to Registration Rights and Lock-Up Agreement

Exhibit A

INSTRUMENT OF ACCESSION

The undersigned,                                         hereby agrees to become a Stockholder party to that certain Registration Rights and Lock-Up Agreement, dated as of November 12, 2014, 2014 (the “Agreement”), among AMAG Pharmaceuticals, Inc. and the stockholders named therein, a copy of which is attached hereto.  The undersigned hereby agrees to be bound by the terms of conditions of the Agreement as a “Stockholder”.  The Agreement agrees that the undersigned is hereby made a party to the Agreement and entitled to all of the rights and benefits under the Agreement as a “Stockholder” thereunder.  This Instrument of Accession shall become a part of such Agreement.

Executed as of the date set forth below under the laws of the State of Delaware.

Signature:
Address:

Date:

Accepted:

AMAG PHARMACEUTICALS, INC.

By:

Date: